Exhibit 4.20

IMMUNOCORE HOLDINGS PLC

2021 Equity Incentive Plan

With

Non-Employee Sub-Plan

Adopted by the Board of Directors: 28 January 2021

Approved by the Shareholders: 3 February 2021

Share Reserve Approved by the Pricing Committee of the Board of Directors: 4 February 2021

IPO Date: 4 February 2021

1.            PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section 12.

2.            ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.            ADMINISTRATION AND DELEGATION.

(a)           Administration. The Plan is administered by the Administrator. The Administrator has authority to (i) determine which Service Providers receive Awards, (ii) grant Awards, (iii) set Award terms and conditions, and (iv) designate whether such Awards will cover Ordinary Shares or ADSs, in each case subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to approve the forms of Award Agreements for use under the Plan, to interpret the Plan and the terms of Awards and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

(b)           Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

4.             SHARES AVAILABLE FOR AWARDS.

(a)           Number of Shares. Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan (taking account of Awards granted under the Non-Employee Sub-Plan) in an aggregate amount up to 5,992,994 Ordinary Shares plus any Ordinary Shares that become available under the Plan pursuant to Section 4(c)(ii) below (in each case including as part of the process for the issue of new ADSs) (the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of Ordinary Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser (but not a greater) number of Shares than would otherwise occur pursuant to the preceding sentence.

(b)           Limit Applies to Shares Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of Shares that may be issued pursuant to Awards that were granted under this Plan and does not limit the granting of Awards, except that the Company will keep available at all times the number of Shares reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of Shares available for issuance under the Plan, as further described under Section 4(e).

(c)           Share Recycling.

(i)                 If all or any part of an Award or Awards granted under the Plan (including the Non-Employee Sub-Plan) expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised, or is withheld to satisfy a tax withholding obligation in connection with an Award or to satisfy a purchase or exercise price of an Award, the unused Shares covered by the Award or Awards granted under the Plan (including the Non-Employee Sub-Plan) will, as applicable, become or again be available for Awards granted under the Plan (including the Non-Employee Sub-Plan).

(ii)               If all or any part of an option or options to acquire unissued Shares that was granted under the Prior Plans and which is subsisting as of the Effective Date expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised, or is withheld to satisfy a tax withholding obligation in connection with an option or to satisfy a purchase or exercise price of an option, in each case on or after the Effective Date, the unused Shares covered by such option or options under the Prior Plan shall increase the Share Reserve and shall become available for Awards granted under the Plan (including the Non-Employee Sub-Plan) subject to a maximum of 4,551,360 Ordinary Shares (including as part of the process for the issue of new ADSs).

(d)           ISO Limitations. Subject to adjustment under Section 8 and to the overall Share Reserve, no more than 10,544,354 Ordinary Shares (including as part of the process for the issue of new ADSs) may be issued pursuant to the exercise of ISOs.

(e)           Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other equity or equity-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Subject to Applicable Laws, Substitute Awards will not count against the Share Reserve (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, then, subject to Applicable Laws, shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of ordinary shares or common stock (as applicable) of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(f)            Date of Grant. Unless otherwise determined by the Administrator, the date of grant of an Award shall be the date of the Administrator’s approval of that Award.

(g)           Deed Poll. The Administrator may grant Awards by entering into a deed poll and, as soon as practicable after the Company has executed the deed poll, the Administrator shall enter into an Award Agreement.

(h)           Prior Plans. Upon the Effective Date, no further new awards may be granted over Shares under the Prior Plans.

5.             OPTIONS AND SHARE APPRECIATION RIGHTS.

(a)           General. The Administrator may grant Options or Share Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to ISOs. The Administrator will determine the number of Shares covered by each Option and Share Appreciation Right, the exercise price of each Option and Share Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Share Appreciation Right. Each Option will be designated in writing as an ISO or Non-Qualified Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Non-Qualified Option, and the Shares purchased upon exercise of each type of Option will be separately accounted for. A Share Appreciation Right will entitle the Participant (or other person entitled to exercise the Share Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Share Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. A Participant will have no rights of a shareholder with respect to Shares subject to any Option or Share Appreciation Right unless and until any Shares are delivered in settlement of the Option or Share Appreciation Right.

(b)           Exercise Price. The Administrator will establish each Option’s and Share Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 10(g), the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Share Appreciation Right. Notwithstanding the foregoing, an Option or Share Appreciation Right may be granted with an exercise price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or share appreciation right pursuant to Section 4(e) and, in respect of Participants who are subject to tax in the United States, in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)           Duration. Each Option or Share Appreciation Right will vest and be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Share Appreciation Right will not exceed ten years, subject to Section 10(g). Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Share Appreciation Right (other than an ISO) (i) the exercise of the Option or Share Appreciation Right is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading, window period and/or dealing policy (including blackout periods), the term of the Option or Share Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Share Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Share Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Share Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

(d)             Exercise. Options and Share Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Share Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e) for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable taxes. Unless the Administrator otherwise determines, an Option or Share Appreciation Right may not be exercised for a fraction of a Share.

(e)             Payment Upon Exercise. Subject to any Company insider trading, window period and/or dealing policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(i)        cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(ii)       if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(iii)     to the extent permitted by the Administrator at the time of exercise, delivery (either by actual delivery or attestation) of Shares owned by the Participant free and clear of any liens, claims, encumbrances or security interests, which, when valued at their Fair Market Value on the exercise date, have a value sufficient to pay the exercise price, provided that (1) at the time of exercise the Shares are publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Laws or agreement restricting the redemption of the Shares, (4) if required by the Administrator, any certificated Shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such Shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)      to the extent permitted by the Administrator at the time of exercise, except with respect to ISOs, surrendering the largest whole number of Shares then issuable upon the Option’s exercise which, when valued at their Fair Market Value on the exercise date, have a value sufficient to pay the exercise price, provided that (1) such Shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment;

(v)       to the extent permitted by the Administrator at the time of exercise and permitted by Applicable Law, delivery of any other property that the Administrator determines is good and valuable consideration; or

(vi)      to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

(f)              Non-Exempt U.S. Employees. No Option or Share Appreciation Right, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, will be first exercisable for any Shares until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Event in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 5(f) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or Share Appreciation Right will be exempt from his or her regular rate of pay.

6.             RESTRICTED SHARES; RESTRICTED SHARE UNITS

(a)             General. The Administrator may grant Restricted Shares, or the right to purchase Restricted Shares, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Share Units, which may be subject to vesting, issuance and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Share and Restricted Share Unit Award, subject to the conditions and limitations contained in the Plan.

(b)             Duration. Each Restricted Share or Restricted Share Unit will vest at such times and as specified in the Award Agreement, provided that the vesting schedule of a Restricted Share or Restricted Share Unit will not exceed ten years. Notwithstanding the foregoing, if the Participant, prior to the vesting date of a Restricted Share or Restricted Share Unit, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share or Restricted Share Unit issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the vesting date of a Restricted Share or Restricted Share Unit, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to receive Shares as a result of the vesting of the Restricted Share or Restricted Share Unit issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share or Restricted Share Unit issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

(c)             Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any Restricted Shares or Shares subject to Restricted Share Units, as determined (and on such terms as may be determined) by the Administrator and specified in the Award Agreement.

(d)             Restricted Shares.

(i)        Form of Award. The Company may require that the Participant deposit in escrow with the Company (or its designee) any certificates issued in respect of Restricted Shares, together with a stock transfer form endorsed in blank. Unless otherwise determined by the Administrator, a Participant will have voting and other rights as a shareholder of the Company with respect to any Restricted Shares.

(ii)       Consideration. Restricted Shares may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or a Subsidiary, or (C) any other form of consideration (including future services) as the Administrator may determine to be acceptable and which is permissible under Applicable Laws.

(e)             Restricted Share Units.

(i)        Settlement. The Administrator may provide that settlement of Restricted Share Units will occur upon or as soon as reasonably practicable after the Restricted Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election.

(ii)       Shareholder Rights. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.

(iii)     Consideration. Unless otherwise determined by the Administrator at the time of grant, Restricted Share Units will be granted in consideration for the Participant’s services to the Company or a Subsidiary, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the Award, or the issuance of any Shares pursuant to the Award. If, at the time of grant, the Administrator determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or a Subsidiary) upon the issuance of any Shares in settlement of the Award, such consideration may be paid in any form of consideration as the Administrator may determine to be acceptable and which is permissible under Applicable Laws.

7.             OTHER SHARE BASED AWARDS

Other Share Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future (whether based on specified performance criteria, performance goals or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Share Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share Based Awards may be paid in Shares or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Share Based Award, including any purchase price, performance condition, performance goal, transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

8.             ADJUSTMENTS FOR CHANGES IN SHARES AND CERTAIN OTHER EVENTS

(a)             Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust (i) class(es) and maximum number of Shares subject to the Plan, (ii) the class(es) and maximum number of Shares that may be issued pursuant to the exercise of ISOs under Section 4(d) above and (iii) each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable. Any adjustment made pursuant to this Section 8(a) to an Award held by a Participant subject to tax in the United States shall be made in a manner that complies with Section 409A and other Applicable Law.

(b)            Corporate Events. In the event of any reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company or a Change in Control (any “Corporate Event”), the Administrator, on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate:

(i)          To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero (as determined by the Administrator in its discretion), then the Award may be terminated without payment. In addition, such payments under this provision may, in the Administrator’s discretion, be delayed to the same extent that payment of consideration to the holders of Shares in connection with the Corporate Event is delayed as a result of escrows, earn outs, holdbacks or any other contingencies;

(ii)         To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award as of a date prior to the effective time of such Corporate Event as the Administrator determines (or, if the Administrator does not determine such a date, as of the date that is five (5) days prior to the effective date of the Corporate Event), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Event; provided, however, that the Administrator may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Event, which exercise is contingent upon the effectiveness of such Corporate Event.

(iii)       To provide that such Award be assumed by the successor or survivor corporation, or a parent or Subsidiary thereof, or shall be substituted for by awards covering the equity securities of the successor or survivor corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)        To arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(v)         To arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(vi)        To replace such Award with other rights or property selected by the Administrator; and/or

(vii)       To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable transaction or event.

The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award.

(c)             Administrative Stand Still. In the event of any pending Corporate Event or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to thirty days before or after such Corporate Event or other similar transaction.

(d)             General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class, issue, rights issue, offer or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any Corporate Event or (iii) sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9.             GENERAL PROVISIONS APPLICABLE TO AWARDS

(a)             Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, will be exercisable only by the Participant. Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit transfer of an Award pursuant to a domestic relations order or in such other manner that is not prohibited by applicable tax and securities laws upon the Participant’s request and provided that the Participant and the transferee enter into a transfer and other agreements as required by the Company. If an Option is an ISO, such Option may be deemed to be a Non-Qualified Option as a result of a transfer pursuant to this Section. References to a Participant, to the extent relevant in this context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

(b)             Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Company or another third party selected by the Company. Each Award may contain terms and conditions in addition to (or a variation of or effecting a disapplication of) those set forth in the Plan. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Administrator’s request.

(c)             Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d)             Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status (including a change which would result in a Termination of Service under the Plan but not under the Non-Employee Sub-Plan or vice versa) affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e)             Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes (which includes any social security contributions or the like including but not limited to, if applicable, all liability to primary (employee) national insurance contributions) required by law to be withheld or paid by the Company or by any Subsidiary that is the employing entity of the Participant or which Participant has agreed to pay in connection with such Participant’s Awards by the date of the event creating the tax liability. A Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue Shares subject to an Award, unless and until such obligations are satisfied. The Company may deduct an amount sufficient to satisfy such tax obligations based on the maximum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs and Applicable Law) from any payment of any kind otherwise due to a Participant. To the extent permitted by the terms of an Award Agreement and subject to any Company insider trading, window period and/or dealing policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax and/or social security withholding, provided that such amount is paid to the Company at such time as may be required by the Administrator, (iv) withholding cash from an Award settled in cash, (v) withholding payment from any amounts otherwise payable to the Participant or (vi) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator.

(f)              Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or any Subsidiary’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Subsidiaries, each Participant agrees to indemnify and hold the Company and/or its Subsidiaries harmless from any failure by the Company and/or its Subsidiaries to withhold the proper amount.

(g)            Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by cancelling and substituting another Award of the same or a different type, reducing the exercise price, changing the exercise or settlement date, converting an ISO to a Non-Qualified Option, taking any other action that is treated as a repricing under generally accepted accounting principles or by amending, waiving or relaxing any applicable performance criteria or goal(s). The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not Materially Impair the Participant’s rights under the Award, or (ii) the change is permitted under Section 8 or pursuant to Section 10(f).

(h)            Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares (including payment of nominal value) have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(i)             Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

10.           MISCELLANEOUS

(a)             No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or a Subsidiary regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(b)             No Rights as Shareholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

(c)             Effective Date and Term of Plan. The Plan will come into existence on the day it is adopted by the Board but no Awards may be granted under the Plan prior to the Effective Date. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the Company’s shareholders. If the Plan is not approved by the Company’s shareholders within 12 months of the date of Board approval of the Plan, all ISOs will be treated as Non-Qualified Options.

(d)             Amendment and Termination of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, suspension or termination may Materially Impair any Award outstanding at the time of such amendment without the affected Participant’s written consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e)           Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are nationals of, or employed in, a jurisdiction outside the United Kingdom and the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such international jurisdictions with respect to tax, securities, currency, employee benefit or other matters, including as may be necessary or appropriate in the Administrator’s discretion to grant Awards under any tax-favourable regime that may be available in any jurisdiction (provided that Administrator approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(f)           Section 409A. The following provisions only apply to Participants subject to tax in the United States:

(i)        General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(ii)       Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of service”, “termination of employment” or like terms means a “separation from service.”

(iii)      Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(g)            10% Shareholders. The Administrator may grant ISOs only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive ISOs under the Code. If an ISO is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All ISOs will be subject to and construed consistently with Section 422 of the Code. By accepting an ISO, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an ISO fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any ISO or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Option.

(h)            Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, the Group or any of its officers, Directors, Employees or Subsidiaries related to tax or social security liabilities arising from such Award or other Company or Group compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax and social security consequences of the Award and has either done so or knowingly and voluntarily declined to do so. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(i)             No Obligation to Notify or Minimize Taxes. Except as required by Applicable Laws the Company has no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax or social security consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax or social security consequences to such holder in connection with an Award.

(j)             Data Privacy.

(i)        As a condition for receiving any Award, each Participant acknowledges that the Company and any Subsidiary may collect, use and transfer, in electronic or other form, personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company (as above) may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company (as above); and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company (as above) may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company (as above) may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant acknowledges that such recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant and recommend any necessary corrections to the Data regarding the Participant in writing, without cost, by contacting the local human resources representative.

(ii)       For the purpose of operating the Plan in the European Union, Switzerland and the United Kingdom, the Company will collect and process information relating to Participants in accordance with the privacy notice which is provided to each Participant.

(k)            Severability. If any portion of the Plan or any Award Agreement or any action taken thereunder is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan or such Award Agreement, and the Plan and such Award Agreement will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

(l)             Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

All Awards will be subject to Applicable Laws on insider trading and dealing and any specific insider trading, window period and/or dealing policy adopted by the Company.

(m)           Governing Law and Jurisdiction. The Plan and all Awards, including any non-contractual obligations arising in connection therewith, will be governed by and interpreted in accordance with the laws of England and Wales, disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

(n)            Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy that may be adopted from time to time to the extent such policy applies to the relevant Participant, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement , to the extent applicable and permissible under Applicable Laws. No recovery of compensation under such a claw-back policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(o)             Other Group Company policies. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any relevant Company or Group Company policy to the extent such policy applies to the relevant Participant, including but not limited to any remuneration policy and/or share retention, ownership, or holding policy that may be adopted from time to time.

(p)             Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(q)             Conformity to Applicable Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws and may be unilaterally cancelled by the Company (with the effect that all Participant’s rights thereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

(r)             Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

(s)             Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (a) any Shares to be sold through the broker-assisted sale will be sold (subject in all cases to the Administrator having regard to the orderly marketing and disposal of such Shares, and having the discretion to delay broker-assisted sales for such reasons) on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee, or the Company or any Subsidiary may withhold from any payment to be made to the Participant (including but not limited to that Participant’s salary), an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

(t)             Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Subsidiary is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Administrator may determine, to the extent permitted by Applicable Laws, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(u)            Deferrals. To the extent permitted by Applicable Laws, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A to the extent applicable.

11.           Covenants of the Company.

(a)             Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Shares upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Shares pursuant to the Award if such grant or issuance would be in violation of any Applicable Laws.

12.          DEFINITIONS.

As used in the Plan, the following words and phrases will have the following meanings:

(a)             “ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.

(b)             “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(c)             “Applicable Laws” means any applicable laws, statutes, constitutions, principles of common law, resolutions, ordinances, codes, edicts, decrees, rules, listing rules, regulations, judicial decisions, rulings or requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority), including without limitation: (a) the requirements relating to the administration of equity incentive plans under English, U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any other country or jurisdiction where Awards are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. federal, state, local or foreign, applicable in the United Kingdom, United States or any other relevant jurisdiction.

(d)             “Award” means, individually or collectively, a grant under the Plan of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, or Other Share Based Awards.

(e)             “Award Agreement” means a written agreement between the Company and a Participant evidencing an Award, which may be electronic. The Award Agreement generally consists of the grant notice and the agreement that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

(f)              “Board” means the Board of Directors of the Company (or its designee).

(g)             “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offence or crime involving fraud, dishonesty or moral turpitude (or equivalent in any jurisdiction); (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; (E) the Participant’s commission of (or attempted commission of) an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries; (F) the Participant’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or any Subsidiary; or (G) the Participant’s material violation of any contract or agreement between the Participant and the Company (or Subsidiary) or of any statutory duty owed to the Company (or Subsidiary) or such Participant’s material failure to comply with the written policies or rules of the Company (or Subsidiary).

(h)             “Change in Control” means and includes each of the following:

(i)        a Sale; or

(ii)       a Takeover.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(i)              “Code” means the US Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(j)              “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(k)            “Company” means Immunocore Holdings Plc, registered in England and Wales with company number 13119746, or any successor.

(l)              “Control” has the meaning given in section 995(2) of the UK Income Tax Act 2007, unless otherwise specified.

(m)            “Corporate Event” has the meaning given to it in Section 8(b).

(n)             “Designated Beneficiary” means: (i) a Participant’s personal representative appointed on Participant’s death; or (ii) if the Administrator permits from time to time in its discretion, the beneficiary or beneficiaries a Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated.

(o)             “Director” means a Board member.

(p)             “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

(q)             “Effective Date” means immediately prior to the IPO Date, provided this Plan is approved by the Company’s shareholders prior to the IPO Date.

(r)             “Employee” means any employee of the Company or its Subsidiaries.

(s)             “Equity Restructuring” means any return of capital (including a share dividend), bonus issue of shares or other Company securities by way of capitalization of profits, share split, reverse share split, spin-off, rights offering, re-designation, redenomination, consolidation recapitalization through a large, nonrecurring cash dividend, or any similar equity restructuring transaction, that affects the number or class of Shares (or other Company securities) or the nominal value of Shares (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Awards. Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as an Equity Restructuring.

(t)              “Exchange Act” means the US Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u)             “Fair Market Value” means, as of any date, unless otherwise determined by the Administrator, the value of the Shares (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)          If the Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such Shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, as reported in a source the Administrator deems reliable.

(ii)         If there is no closing sales price for the Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)       In the absence of such markets for the Shares, or if otherwise determined by the Administrator, the Fair Market Value will be determined by the Administrator in good faith and, for Participants subject to tax in the United States, in a manner that complies with Sections 409A and, if applicable, 422 of the Code.

(v)             “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) United Kingdom, U.S. federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(w)            “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

(x)             “Group” means the Company and its Subsidiaries (references to “Group Company” shall be construed accordingly).

(y)             “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Company’s ADSs, pursuant to which the ADSs are priced for the initial public offering.

(z)             “ISO” means an Option intended to be, and that qualifies as, an “incentive stock option” as defined in Section 422 of the Code.

(aa)           “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant's rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Administrator, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an ISO under Section 422 of the Code; (iii) to change the terms of an ISO in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an ISO under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(bb)           “Non-Employee Sub-Plan” means the Non-Employee Sub-Plan to the Plan adopted by the Board.

(cc)           “Non-Qualified Option” means an Option not intended or not qualifying as an ISO.

(dd)           “Option” means an option to purchase Shares.

(ee)           “Ordinary Share” means an ordinary share of GBP 0.002 each in the capital of the Company.

(ff)            “Other Share Based Awards” means awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant), that may be granted either alone or in addition to Awards provided for under Section 5 and Section 6.

(gg)          “Participant” means a Service Provider who has been granted an Award.

(hh)          “Plan” means this 2021 Equity Incentive Plan, as amended from time to time.

(ii)            “Prior Plans” means (i) the Share Option Scheme (Incorporating Management Incentive Options) originally adopted by the UK Company in 2008; (ii) the Non Tax-Advantaged Share Option Plan originally adopted by the UK Company on 15 May 2015; (iii) the Company Share Option Plan originally adopted by the UK Company on 15 May 2015; (iv) the 2018 Non Tax-Advantaged Share Option Plan originally adopted by the UK Company on 14 August 2018; (v) the Non Tax-Advantaged Share Option Plan originally adopted by the UK Company on 20 April 2020; (vi) the Company Share Option Plan originally adopted by the UK Company on 20 April 2020; and (vii) the standalone Unapproved Share Option Agreements documenting options originally granted by the UK Company to individuals outside a plan prior to the Effective Date (each as subsequently amended from time to time and as assumed or adopted by the Company prior to the Effective Date).

(jj)            “Quarter Date” means each of 1 January, 1 April, 1 July and 1 October.

(kk)          “Restricted Shares” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.

(ll)            “Restricted Share Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share (or, if specified in the Award Agreement, other consideration determined by the Administrator to be of equal value as of such settlement date), subject to certain vesting conditions and other restrictions provided that nothing contained in the Plan or any Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or a Subsidiary or any other person.

(mm)        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn)          “Sale” means the sale of all or substantially all of the assets of the Company.

(oo)           “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(pp)           “Securities Act” means the US Securities Act of 1933, as amended.

(qq)           “Service Provider” means an Employee, Director or Consultant, provided that Consultants and Directors who are not Employees are only considered “Service Providers” eligible to be granted Awards under the Non-Employee Sub-Plan.

(rr)           “Share” means an Ordinary Share or the number of ADSs equal to an Ordinary Share.

(ss)           “Share Appreciation Right” means a Share Appreciation right granted under Section 5.

(tt)            “Share Reserve” has the meaning given to it in Section 4(a).

(uu)          “Subsidiary” has the meaning as set out in section 1159 of the UK Companies Act 2006.

(vv)            “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ww)          “Takeover” means if any person (or a group of persons acting in concert) (the “Acquiring Person”):

(i)          obtains Control of the Company as the result of making a general offer to:

(1)          acquire all of the issued ordinary share capital of the Company, which is made on a condition that, if it is satisfied, the Acquiring Person will have Control of the Company; or

(2)          acquire all of the shares in the Company which are of the same class as the Shares; or

(ii)         obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under Section 899 of the UK Companies Act 2006, or sanctioned under any other similar law of another jurisdiction; or

(iii)        becomes bound or entitled under Sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the Shares; or

(iv)         obtains Control of the Company in any other way.

(xx)           “Termination of Service” means the date the Participant ceases to be a Service Provider as defined in the Plan.

(yy)           “UK Company” means Immunocore Limited registered in England and Wales with company number 06456207.

NON-EMPLOYEE SUB-PLAN

TO THE Immunocore HOLDINGS PLC 2021 EQUITY INCENTIVE PLAN

This sub-plan (the “Non-Employee Sub-Plan”) to the Immunocore Holdings Plc 2021 Equity Incentive Plan (the “Plan”) governs the grant of Awards to Consultants (defined below) and Directors who are not Employees. The Non-Employee Sub-Plan incorporates all the provisions of the Plan except as modified in accordance with the provisions of this Non-Employee Sub-Plan.

Awards granted pursuant to the Non-Employee Sub-Plan are not granted pursuant to an “employees’ share scheme” for the purposes of UK legislation.

For the purposes of the Non-Employee Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:

1.       Interpretation

In the Non-Employee Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

“Consultant” means any person, including any adviser, engaged by the Company or any Group Company to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or any Group Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person. Notwithstanding the foregoing, a person is treated as a Consultant only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Service Provider” means a Consultant or Director who is not an Employee.

“Termination of Service” means, subject to Section 3 below, the date the Participant ceases to be a Service Provider as defined in this Non-Employee Sub-Plan.

2.       Eligibility

Service Providers are eligible to be granted Awards under the Non-Employee Sub-Plan.

3.       Service Provider status and Termination of Service

If the Administrator so determines, a Participant who ceases to be a Service Provider for the purposes of this Non-Employee Sub-Plan and who becomes a Service Provider as defined in the Plan immediately thereafter (provided that there is no interruption or termination of the Participant’s service with the Company or a Subsidiary) may be considered to remain continuously a Service Provider for the purposes of the Non-Employee Sub-Plan.

1

APPENDIX 2
OPTION GRANT NOTICE (US / UK)

IMMUNOCORE HOLDINGS PLC
2021 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]1

Capitalized terms not specifically defined in this Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Equity Incentive Plan [:Non-Employee Sub-Plan]2 (as amended from time to time, the “Plan”) of Immunocore Holdings Plc (the “Company”).

The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:	The day before the [10th] anniversary of the Grant Date
Vesting Commencement Date:
Vesting Schedule[3]:	[1/4 of the total number of Shares under Option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date, and 1/12th of the remaining number of Shares under Option shall vest and become exercisable on each Quarter Date thereafter, subject to Participant remaining continuously a Service Provider as of each such date].
Type of Option[4]	[ISO][5][Non-Qualified Option6]

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Option from time to time (the “Policies”) [including but not limited to the [Company’s claw-back policy / share retention policy / remuneration policy]]7. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

1 Note to draft: For Consultants and Directors who are not Employees

2 Note to draft: For Consultants and Directors who are not Employees

3 Note to draft: Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.

4 If this is an ISO, it (plus other outstanding ISOs) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Non-Qualified Option.

5 Note to draft: Available only for US taxpayer employees.

6 Note to draft: For all other Service Providers.

7 Note to draft: Delete as applicable

1

By accepting this Option, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Immunocore HOLDINGS Plc		PARTICIPANT

By:

	Name	[Participant Name]

Title:

2

Exhibit A

OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.	GENERAL

1.1.	Grant of Option

The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2.	Incorporation of Terms of Plan

The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

2.	PERIOD OF EXERCISABILITY

2.1.	Commencement of Exercisability

The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

2.2.	Duration of Exercisability

The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3.	Expiration of Option

The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)	The final expiration date in the Grant Notice;

(b)	Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c)	Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s Disability;

3

(d)	Except as the Administrator may otherwise approve, the expiration of eighteen (18) months from the date of Participant’s Termination of Service by reason of Participant’s death;

(e)	Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause;

(f)	Immediately upon a Corporate Event if the Administrator has determined that the Option will terminate in connection with a Corporate Event;

(g)	The day before the tenth anniversary of the Grant Date.

Notwithstanding the foregoing, if Participant dies during the period provided in Section 2.3(b) or 2.3(c) above, the term of the Option shall not expire until the earlier of (i) eighteen (18) months after Participant’s death, (ii) upon any termination of the Option in connection with a Corporate Event, (iii) the Final Expiration Date indicated in the Grant Notice, or (iv) the day before the tenth anniversary of the Grant Date. Additionally, the post-termination exercise period of the Option may be extended as provided in the Plan.

3.	EXERCISE OF OPTION

3.1.	Person Eligible to Exercise

During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2.	Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3.	Tax Withholding.

(a)	The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any tax and/or social security withholding obligations arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.

(b)	Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax and/or social security liability.

4

(c)	By accepting the Option, Participant agrees that Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by Participant, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s Shares (or other securities of the Company) until the end of such period. Participant also agrees that any transferee of any Shares (or other securities of the Company) held by Participant will be bound by this Section 3.3(c). The underwriters of the Company’s Shares are intended third party beneficiaries of this Section 3.3(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

4.             OTHER PROVISIONS

4.1.	Option Not a Service Contract.

By accepting the Option, Participant acknowledges, understands and agrees that:

(a)	the Option is not an employment or service contract, and nothing in the Option will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company or any Group Company, or of the Company or any Group Company to continue Participant’s employment. In addition, nothing in Participant’s Option will obligate the Company or any Group Company, their respective shareholders, boards of directors, officers or employees to continue any relationship that Participant might have as a Director or Consultant for the Company or any Group Company;

(b)	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(c)	the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(d)	Participant’s options and any Shares acquired under the Plan on exercise of Participant’s options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

5

(e)	the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(f)	neither the Company nor any Group Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar (or such other currency in which the Exercise Price may be denominated) that may affect the value of Participant’s options or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares received;

(g)	for the purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Group Companies (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the Option under the Plan, if any, and (ii) the period (if any) during which Participant may exercise the Option after such termination as a Service Provider will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any; and the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence); and

(h)	no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Group Company, waives his or her ability, if any, to bring any such claim, and release the Company and any Group Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

4.2.	No Advice Regarding Grant; No Liability for Taxes

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

6

As a condition to accepting the Option, Participant hereby (a) agrees to not make any claim against the Company, Group, or any of its officers, Directors, Employees related to tax or social security liabilities arising from the Option or other Company or Group compensation and (b) acknowledges that Participant was advised to consult with Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Option and has either done so or knowingly and voluntarily declined to do so. Additionally, if Participant is subject to tax in the United States, Participant acknowledges that the Option is exempt from Section 409A only if the exercise price per share is at least equal to the “fair market value” of a Share on the date of grant as determined by the US Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, Participant agrees not make any claim against the Company, Group, or any of its Officers, Directors, Employees in the event that the US Internal Revenue Service asserts that such exercise price per share is less than the “fair market value” of a Share on the date of grant as subsequently determined by the US Internal Revenue Service.

4.3.	Adjustments

Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.4.	Notices

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

4.5.	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6.	Conformity to Applicable Laws

Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and this Option may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

7

4.7.	Successors and Assigns

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.8.	Limitations Applicable to Section 16 Persons

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.9.	Entire Agreement

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Participant in each case that specifies the terms that should govern this Option.

4.10.	Agreement Severable

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.11.	Limitation on Participant’s Rights

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.12.	Counterparts

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

8

4.13.	[ISO

If the Option is designated as an ISO:

(a)	Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such options (including the Option) will be treated as non-qualified options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other options into account in the order in which they were granted, as determined under Section 422(d) of the Code.

(b)	Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or Disability, the Option will be taxed as a Non-Qualified Option. If the Company provides for the extended exercisability of the Option under certain circumstances for Participant’s benefit, the Option will not necessarily be treated as an ISO if Participant exercise the Option more than three (3) months after the date of Participant’s Termination of Service.

(c)	Participant will notify the Company in writing within fifteen (15) days after the date of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.][8]

4.14.	Choice of Law

The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

4.15.	Other Documents

Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy.

4.16.	Corporate Events.

The Option is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

8 Delete if ISOs are not provided.
9

4.17        Non-Exempt U.S. Employees.

The Option, whether or not vested, if granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, will not be first exercisable for any Shares until at least six months following the Grant Date. Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of the Option may be exercised earlier than six months following the Grant Date in the event of (i) the Participant’s death or Disability, (ii) a Corporate Event in which the Option is not assumed, continued or substituted, (iii) a Change in Control, or (iv) the Participant’s retirement (as such term may be defined in the Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4.17 is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of the Option will be exempt from Participant’s regular rate of pay.

10

APPENDIX 3
OPTION GRANT NOTICE (INTERNATIONAL)

IMMUNOCORE HOLDINGS PLC
2021 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]9

Capitalized terms not specifically defined in this Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Equity Incentive Plan [:Non-Employee Sub-Plan]10 (as amended from time to time, the “Plan”) of Immunocore Holdings Plc (the “Company”).

The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (including any special terms and conditions for the Participant’s country set forth in the attached appendix (the “Appendix” and together, the “Agreement”)), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:	The day before the [10th] anniversary of the Grant Date
Vesting Commencement Date:
Vesting Schedule[11]:	[1/4 of the total number of Shares under Option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date, and 1/12th of the remaining number of Shares under Option shall vest and become exercisable on each Quarter Date thereafter, subject to Participant remaining continuously a Service Provider as of each such date].
Type of Option	Non-Qualified Option

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Option from time to time (the “Policies”) [including but not limited to the [Company’s claw-back policy / share retention policy / remuneration policy]]12. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

9 Note to draft: For Consultants and Directors who are not Employees

10 Note to draft: For Consultants and Directors who are not Employees

11 Note to draft: Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.

12 Note to draft: Delete as applicable

1

By accepting this Option, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Immunocore HOLDINGS Plc		PARTICIPANT

By:

	Name	[Participant Name]

Title:

2

Exhibit A

OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement (the definition of which includes any special terms and conditions for the Participant’s country set forth in the Appendix) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.	GENERAL

1.1.	Grant of Option

The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2.	Incorporation of Terms of Plan

The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

2.	PERIOD OF EXERCISABILITY

2.1.	Commencement of Exercisability

The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

2.2.	Duration of Exercisability

The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3.	Expiration of Option

The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)	The final expiration date in the Grant Notice;

(b)	Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c)	Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s Disability;

3

(d)	Except as the Administrator may otherwise approve, the expiration of eighteen (18) months from the date of Participant’s Termination of Service by reason of Participant’s death;

(e)	Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause;

(f)	Immediately upon a Corporate Event if the Administrator has determined that the Option will terminate in connection with a Corporate Event;

(g)	The day before the tenth anniversary of the Grant Date.

Notwithstanding the foregoing, if Participant dies during the period provided in Section 2.3(b) or 2.3(c) above, the term of the Option shall not expire until the earlier of (i) eighteen (18) months after Participant’s death, (ii) upon any termination of the Option in connection with a Corporate Event, (iii) the Final Expiration Date indicated in the Grant Notice, or (iv) the day before the tenth anniversary of the Grant Date. Additionally, the post-termination exercise period of the Option may be extended as provided in the Plan.

3.	EXERCISE OF OPTION

3.1.	Person Eligible to Exercise

During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2.	Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3.	Tax Withholding.

(a)	The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any tax and/or social security withholding obligations arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.

(b)	Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax and/or social security liability.

4

(c)	By accepting the Option, Participant agrees that Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by Participant, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s Shares (or other securities of the Company) until the end of such period. Participant also agrees that any transferee of any Shares (or other securities of the Company) held by Participant will be bound by this Section 3.3(c). The underwriters of the Company’s Shares are intended third party beneficiaries of this Section 3.3(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

4.	OTHER PROVISIONS

4.1.	Option Not a Service Contract.

By accepting the Option, Participant acknowledges, understands and agrees that:

(a)	the Option is not an employment or service contract, and nothing in the Option will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company or any Group Company, or of the Company or any Group Company to continue Participant’s employment. In addition, nothing in Participant’s Option will obligate the Company or any Group Company, their respective shareholders, boards of directors, officers or employees to continue any relationship that Participant might have as a Director or Consultant for the Company or any Group Company;

(b)	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(c)	the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(d)	Participant’s options and any Shares acquired under the Plan on exercise of Participant’s options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

5

(e)	the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(f)	neither the Company nor any Group Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar (or such other currency in which the Exercise Price may be denominated) that may affect the value of Participant’s options or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares received;

(g)	for the purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Group Companies (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the Option under the Plan, if any, and (ii) the period (if any) during which Participant may exercise the Option after such termination as a Service Provider will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any; and the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence); and

(h)	no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Group Company, waives his or her ability, if any, to bring any such claim, and release the Company and any Group Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

4.2.	No Advice Regarding Grant; No Liability for Taxes

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

6

As a condition to accepting the Option, Participant hereby (a) agrees to not make any claim against the Company, Group, or any of its officers, Directors, Employees related to tax or social security liabilities arising from the Option or other Company or Group compensation and (b) acknowledges that Participant was advised to consult with Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Option and has either done so or knowingly and voluntarily declined to do so. Additionally, if Participant is subject to tax in the United States, Participant acknowledges that the Option is exempt from Section 409A only if the exercise price per share is at least equal to the “fair market value” of a Share on the date of grant as determined by the US Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, Participant agrees not make any claim against the Company, Group, or any of its Officers, Directors, Employees in the event that the US Internal Revenue Service asserts that such exercise price per share is less than the “fair market value” of a Share on the date of grant as subsequently determined by the US Internal Revenue Service.

4.3.	Adjustments

Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.4.	Language

Participant acknowledges that he or she is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of this Agreement. If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

4.5.	Foreign Assets/Account, Exchange Control and Tax Reporting

Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The applicable laws in Participant’s country may require that he or she report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations and he or she is encouraged to consult with his or her personal legal advisor for any details.

7

4.6.	Appendix

Notwithstanding any provisions in this Agreement, the Option shall be subject to the special terms and conditions for Participant’s country set forth in the Appendix attached to this Agreement. Moreover, if Participant relocates to one of the countries included therein, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

4.7.	Notices

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

4.8.	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.9.	Conformity to Applicable Laws

Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and this Option may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

4.10.	Successors and Assigns

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.11.	Limitations Applicable to Section 16 Persons

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

8

4.12.	Entire Agreement

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Participant in each case that specifies the terms that should govern this Option.

4.13.	Agreement Severable

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.14.	Limitation on Participant’s Rights

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.15.	Counterparts

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

4.16.	Choice of Law

The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

4.17.	Other Documents

Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy.

4.18.	Corporate Events.

The Option is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

9

APPENDIX TO OPTION AGREEMENT

This Appendix includes special terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below.

The information contained herein is general in nature and may not apply to Participant’s particular situation, and Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation. If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers employment and/or residency to another country after the Grant Date, is a Consultant, changes employment status to a consultant position, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant. References to an employer (if any) shall include any entity that engages Participant’s services.

Italy

Stock Option Exercises. Due to regulatory requirements, notwithstanding any other provision of the Plan or the Agreement, Participant will be required to exercise the Option using a cashless sell-all exercise method, pursuant to which all Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the exercise price, any tax and/or social security withholding obligations and broker’s fees or commissions, will be remitted to Participant in cash in accordance with any applicable exchange control laws and regulations. Participant will not be permitted to hold Shares after exercise. The Company reserves the right to provide additional methods of exercise depending on the development of local laws.

Plan Acknowledgement. Participant acknowledges that he or she has read and specifically and expressly approve the following sections of the Agreement: (3.3) Tax Withholding; (4.1) Option Not a Service Contract; (4.4) Language; (4.13) Agreement Severable; (4.14) Limitation on Participant’s Rights; (4.16) Choice of Law; and (4.17) Other Documents; Section 10(j)(ii) of the Plan; and the Italy country-specific terms and conditions of this Appendix.

Foreign Asset/Account Reporting Information. If Participant is an Italian resident and, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, Shares) which may generate income taxable in Italy (or if Participant is the beneficial owner of such an investment or asset even if Participant does not directly hold the investment or asset), Participant is required to report such investments or assets on Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if Participant is not required to file a tax return).

Foreign Financial Assets Tax. The fair market value of any Shares held outside of Italy is subject to a foreign assets tax. Financial assets include Shares acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. The Participant should consult with his or her personal tax advisor about the foreign financial assets tax.

10

Poland

Data Privacy. The privacy notice mentioned in Section 10(j)(ii) of the Plan, regarding processing of information relating to Participant, is available at [13]. The Participant acknowledges that his or her personal data will be processed on the basis Article 6(1)(b) of the EU General Data Protection Regulation for the purpose of performing the Agreement.

Tax. By accepting the Option and accepting the terms of the Agreement, the Participant acknowledges and agrees to comply with all applicable Polish laws and report any income and pay any and all applicable taxes and other mandatory contributions, as required by Polish laws, associated with the Option, the sale of Shares acquired under the Plan, and the receipt of any dividends paid on such Shares. The Company accepts no obligation in this respect.

Exchange Control Information. Polish residents holding foreign securities which are not connected with their business (including Shares) must report information to the National Bank of Poland on transactions and balances of the securities deposited in such accounts if the value of such transactions or balances (calculated individually or together with other assets or liabilities held abroad) exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis. Polish entrepreneurs are also required to transfer funds through a bank account or payment institution in Poland if: (i) the payment is connected with their business, and (ii) the transferred amount in any single transaction exceeds PLN 15,000, and (iii) the other party to the transaction is also an entrepreneur. Further, upon the request of a Polish bank, Polish residents are required to inform the bank about all foreign exchange transactions performed through such bank. In addition, Polish residents are required to store documents connected with any foreign exchange transaction for a period of 5 years from the end of the year in which such transaction was made. Penalties may apply for failure to comply with exchange control requirements.

Securities Law Information. The grant of the Option is not intended to be publicly offered in or from Poland and therefore it is not subject to securities registration in Poland. No document or material related to the Plan has been or will be filed with, approved or supervised by any Polish regulatory authority. No such document or material may be made publicly available in Poland.

Niniejszym potwierdzają Państwo, że znają Państwo język angielski w stopniu umożliwiającym pełne zrozumienie dokumentów dotyczących Planu Opcyjnego, w tym w szczególności Umowy Opcyjnej wraz z załącznikami, lub też skonsultowali Państwo treść tych dokumentów z odpowiednim doradcą. Jeżeli otrzymali Państwo jakikolwiek dokument dotyczący Planu Opcyjnego przetłumaczony na inny język niż angielski, angielska wersja językowa tego dokumentu będzie przeważająca.

13 Link to HR intranet or similar where privacy notices / information can be found to be included.

 11